ARTICLES OF CONVERSION

converting

Scoop Media, Inc.
a Nevada corporation

to

Global Medical REIT Inc.
a Maryland corporation

THIS IS TO CERTIFY THAT:

Article I.

Scoop Media, Inc. is a Nevada corporation formed on March 18, 2011 (the "Converting Corporation") and, by virtue of these Articles of Conversion and Articles of Incorporation filed for the record herewith, is converting (the "Conversion") to Global Medical REIT Inc., a corporation formed under the general laws of the State of Maryland (the "Converted Corporation"), on the terms and conditions set forth herein.

Article II.

Upon the completion of the Conversion in accordance with the Maryland General Corporation Law ("MGCL") and the Nevada Revised Statutes ("NRS"), the Converted Corporation shall, for all purposes of the laws of the State of Maryland, continue as the same entity as the Converting Corporation, and the Conversion will have the effects set forth herein and in the MGCL and NRS. Upon the completion of the Conversion:

(a) Each outstanding share of common stock of the Converting Corporation, par value $0.001 per share (the "Converting Corporation Common Stock"), shall without any action on the part of the any stockholder of the Converting Corporation, be converted into and exchanged for one share of common stock of the Converted Corporation, par value $0.001 per share.

(b) No shares of stock of the Converting Corporation of any class or series other than the Converting Corporation Common Stock are issued or outstanding.

Article III.

The terms and conditions of the Conversion were advised, authorized and approved by the Converting Corporation in the manner and by the vote required by the laws of the State of Nevada and the certificate of incorporation and Bylaws of the Converting Corporation.

Article IV.

These Articles of Conversion shall become effective on January 15, 2014.

Article V.

The undersigned acknowledges these Articles of Conversion to be the act and deed of the Converting Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledge that, to the best of their knowledge, information and belief, these matters and facts relating to the Converting Corporation are true in all material respect and this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the undersigned have duly executed and attested on behalf of the Converting Corporation as of the 20 day of December, 2013.

Attest:

Conn Flanigan, Secretary

Scoop Media, Inc.
a Nevada corporation

Conn Flanigan, President

Return address of filing party:
Laura E. Anthony, Esq.
Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, FL 33401